                            SCHEDULE 14A INFORMATION

                                 Proxy Statement
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                     INTERDIGITAL COMMUNICATIONS CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                                781 Third Avenue
                    King of Prussia, Pennsylvania 19406-1409

                    Notice of Annual Meeting of Shareholders
                             To be Held June 4, 2002

TO THE SHAREHOLDERS OF INTERDIGITAL COMMUNICATIONS CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company") will be held on Tuesday, June 4, 2002, at 2:00 p.m. (local time) at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, for the following purposes:

         1.   To elect two directors of the Company;

         2. To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder;

         3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the Company's fiscal year ending December 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock at the close of business on April 23, 2002 are entitled to notice of and to vote at the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO VOTE BY TELEPHONE, VIA THE INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. PLEASE REFER TO YOUR PROXY CARD TO DETERMINE IF YOU ARE ELIGIBLE TO VOTE EITHER BY PHONE OR VIA THE INTERNET. IF YOU HAVE RETURNED YOUR PROXY CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR YOU WOULD LIKE TO CHANGE YOUR PROXY VOTE, YOU MAY REVOKE YOUR PROXY BY TIMELY DELIVERY OF (A) A NOTICE OF REVOCATION IN WRITING OR BY ELECTRONIC TRANSMISSION TO THE CORPORATE SECRETARY OF THE COMPANY OR THE COMPANY'S DESIGNATED AGENT, (B) A PROPERLY EXECUTED, LATER-DATED PROXY, OR (C) ATTENDING THE MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT, BY ITSELF, CONSTITUTE A REVOCATION OF A PROXY).

                                          By Order of the Board of Directors


                                          /s/ Lawrence F. Shay
                                          -------------------------------------
                                          Lawrence F. Shay
                                          Vice President, General Counsel and
                                          Corporate Secretary
April 29, 2002
King of Prussia, Pennsylvania

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 4, 2002

         The Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held on Tuesday, June 4, 2002, at 2:00 p.m. (local time) at the Philadelphia Marriott West, West Conshohocken, Pennsylvania. The proxies may also be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying proxy will be first sent or given to shareholders on approximately May 2, 2002. The principal executive offices of the Company are located at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

         Only holders of record of shares of Common Stock at the close of business on April 23, 2002 are entitled to vote at the Meeting or any adjournments or postponements of the Meeting. On that date there were 52,752,098 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes will not be cumulated in the election of directors. Holders of the Company's $2.50 Cumulative Convertible Preferred Stock are not entitled to vote at the Meeting. Under Pennsylvania law and the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the Meeting. Directors are elected by a plurality vote and approval of all other matters presented at the Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted upon at the Meeting. Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

         A form of proxy is enclosed for use at the Meeting. Proxies will be voted in accordance with shareholders' instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not revoked before they are voted) will be voted (i) FOR the election of the nominees named below as directors, (ii) FOR the approval of the amendment to the Company's Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder, and (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the Company's fiscal year ending December 31, 2002. With respect to any other matter that properly comes before the Meeting or any adjournment thereof, proxy holders will vote on such matter in accordance with the recommendation of the Board of Directors, and if no recommendation is given, in their own discretion and judgment. A proxy may be revoked at any time before it is voted at the Meeting. Proxies may be revoked by timely delivery of (a) a notice of revocation in writing or by electronic transmission to the Corporate Secretary of the Company or the Company's designated agent, (b) a properly executed, later-dated proxy, or (c) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, constitute a revocation of a proxy). To be eligible to vote in person at the Meeting, a shareholder must be the registered owner of the shares or, if the shares are held in the name of a broker or bank, bring a legal proxy obtained from such broker or bank.

         The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, electronic mail, personal interview, telephone, telegraph or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained W.F. Doring & Co. to aid in the solicitation of proxies for which a fee of approximately $7,000, plus expenses, will be paid. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's Common Stock.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors presently consists of six members, divided into three classes each having a term of three years. The Board of Directors has nominated two current directors for election at the Meeting for a term expiring at the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. We have no reason to believe that the named nominees will be unavailable to serve if elected. However, if either of the nominees is unavailable to serve for any reason, the proxies may be voted for another person nominated as a substitute by the Board of Directors. Four incumbent directors will continue to serve as directors following the Meeting as set forth below, with two directors having a term expiring at the year 2003 Annual Meeting of Shareholders and two directors having a term expiring at the year 2004 Annual Meeting of Shareholders.

         The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

                 Nominees for Election to the Board of Directors
         Three Year Term Expiring at 2005 Annual Meeting of Shareholders


         HARRY G. CAMPAGNA, 63, Chairman of the Board of Directors, has been a director of the Company since April 1994. Mr. Campagna has been the President, Chief Executive Officer and Chairman of the Board of Directors of Qualitex Co. for more than the past five years. Qualitex Co. is a manufacturer of press pads and related items for the garment, apparel and textile industries.

         STEVEN T. CLONTZ, 51, became a director of the Company in April 1998. In January 1999 Mr. Clontz became President and Chief Executive Officer of StarHub Pte., Ltd., an info-communications corporation specializing in fixed and mobile telecommunications services located in Singapore. Mr. Clontz has also served as a director of StarHub since 1999. Mr. Clontz was President and Chief Executive Officer of IPC Information Systems, Inc., a New York corporation which develops, manufactures and sells specialized telecommunications products and services to the financial trading industry, and served on the Board of Directors of IPC Information Systems from December 1995 to December 1998. Mr. Clontz was employed at BellSouth International, Inc., from September 1987 to December 1995 where from July 1992 he served as President, Asia Pacific Region, directing business development and investments in that region.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 1 TO ELECT MESSRS. CAMPAGNA AND CLONTZ TO THE BOARD OF DIRECTORS.


             Members of the Board of Directors Continuing in Office Three Year Term Expiring at 2003 Annual Meeting of Shareholders

         D. RIDGELY BOLGIANO, 69, has been a director of the Company since 1981. Mr. Bolgiano has been a Vice President and Chief Scientist of the Company since April 1984, and has served as Chairman of the Board of Directors of InterDigital Technology Corporation, a wholly-owned subsidiary of the Company, since May 1996. Mr. Bolgiano has been affiliated with the Company in various capacities since 1974.

         HOWARD E. GOLDBERG, 56, became a director of the Company in November 2000. Mr. Goldberg also serves as Chief Executive Officer and President of the Company, positions he has held since November 2000 and January 2001, respectively. Prior to holding such positions, Mr. Goldberg served as Interim President from September 1999 until January 2001. Mr. Goldberg held the position of President of InterDigital Patents Corporation, and later InterDigital Technology Corporation, wholly-owned subsidiaries of the Company, from October 1998 to July 2001. Mr. Goldberg also served as Executive Vice President - Strategic Alliances from October 1998 to September 1999, Executive Vice President, General Counsel and Secretary from May 1995 to October 1998, and Vice President, General Counsel and Secretary from December 1994 until May 1995.

             Members of the Board of Directors Continuing in Office Three Year Term Expiring at 2004 Annual Meeting of Shareholders

         ROBERT S. ROATH, 59, has been a director of the Company since May 1997. Mr. Roath was Chief Financial Officer and Senior Vice President of RJR Nabisco, Inc. ("RJR Nabisco") from April 1995 to April 1997 and Corporate Controller and Senior Vice President at RJR Nabisco from September 1990 to April 1995. Mr. Roath has been a part-time consultant and Chairman of the Advisory Board to L.E.K. Consulting, a shareholder-value consulting firm, since May 1997. Mr. Roath is also a member of the Advisory Board to the Roundabout Theatre, a New York City not-for-profit classic theater and is a member of the Advisory Board of the Robert H. Smith School of Business at the University of Maryland.

         JOSEPH S. COLSON, JR., 54, became a director of the Company in April 1998. Mr. Colson retired as President of International Regions & Professional Services at Lucent Technologies, Inc. ("Lucent") in April 1998, where he was responsible for sales of network systems products and services to global service providers since June 1997. Mr. Colson served as President of the AT&T Customer Business Unit at Lucent from January 1996 to June 1997. Mr. Colson has been a director of Crescent State Bank since December 1998. Mr. Colson is also on the Board of Trustees of North Carolina State Engineering Foundation, which supports the School of Engineering at North Carolina State University, his alma mater.

                           Committees and Meetings of
                             the Board of Directors

         The Company's Board of Directors has a number of standing committees including the Audit Committee, the Compensation & Stock Option Committee, and the Nomination and Search Committee.

         The Company's Audit Committee currently consists of Messrs. Roath (Chairman), Clontz and Colson. The Audit Committee is comprised entirely of independent directors who, in the opinion of the Board of Directors, are independent in that they are neither officers nor employees of the Company or its subsidiaries, and have no relationship with the Company which would interfere with the exercise of their independent judgment in carrying out their responsibilities as directors. During 2001, the Audit Committee held seven meetings. The Audit Committee's principal function is to assist the Board of Directors in the Board of Directors' general oversight responsibilities relating to the Company's corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Audit Committee also monitors the independence and performance of the Company's independent public accountants, helps to facilitate effective communication between the Board of Directors and the Company's independent public accountants, and provides support for management's efforts to enhance the quality of the Company's internal control structure.

         The Company's Compensation & Stock Option Committee (the "Compensation Committee") currently consists of Messrs. Campagna (Chairman) and Roath. The Compensation Committee held twelve meetings and acted three times by unanimous written consent in 2001. The Compensation Committee's primary duties include: adopting compensation plans, setting annual salaries for executive officers, determining bonus and other direct and indirect benefits for executive officers and other employees, and administering Company equity incentive plans including the grant of awards under such plans to all eligible persons.

         The Company's Nomination and Search Committee (the "Nomination Committee") consists of Messrs. Campagna (Chairman), Clontz and Roath. The Nomination Committee did not meet or take any actions by unanimous written consent in 2001. The Nomination Committee's functions include reviewing and approving nominations for directors of the Company. Although the Nomination Committee will consider nominees recommended by shareholders, there are no formal procedures for such recommendations applicable to the Meeting.

         The Board of Directors met six times and acted three times by unanimous written consent during 2001. During 2001, each of the above incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees on which they serve.

                            Compensation of Directors

         Each member of the Board of Directors who is not an officer or employee of the Company (an "Outside Director") is entitled, upon his election at the Annual Meeting of Shareholders, to receive an annual grant of non-qualified stock options to purchase shares of Common Stock under the Company's 2000 Stock Award and Incentive Plan (the "2000 Option Plan"). These options are granted automatically in an amount equal to 16,000 multiplied by the number of years remaining in the Director's term in office at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest annually on the date of each year's Annual Meeting of Shareholders at the rate of 16,000 shares per year commencing on the date of the next following Annual Meeting of Shareholders. Directors who commence service prior to the election of their class receive prorated option grants based on the time remaining prior to the election of their class.

         Outside Directors are also entitled to an annual monetary director fee of $15,000 for a full calendar year of service. A pro-rata portion of the $15,000 fee is paid for service of less than a full year. Payment of fees may be made, at the election of each Director, on January 15 of each year, quarterly or deferred. The Company also reimburses Outside Directors for certain expenses incurred in attending Board of Directors and committee meetings and travel on behalf of the Company.

         In connection with his service as Chairman of the Board of Directors during 2001, Mr. Campagna was awarded, in 2002, 75,000 restricted stock units ("RSUs") and 25,000 options to purchase Common Stock under the 2000 Option Plan. In connection with each of the other Outside Directors' service on the Board of Directors during 2001, Messrs. Clontz, Colson and Roath were each awarded, in 2002, a grant of 10,000 options to purchase Common Stock under the 2000 Option Plan. The exercise price of all these options was the fair market value of the Common Stock on the date of grant. The above awards to Mr. Campagna and the other Outside Directors vested immediately upon the date of grant. During 2001, Mr. Colson received cash in an amount equal to a tax gross-up associated with shares of vested restricted stock, in exchange for the surrender and cancellation of 6,000 previously issued RSUs.

                          Compliance with Section 16(a)
                     of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission"), initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, the "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal year ending December 31, 2001, the Reporting Persons complied with Section 16(a) filing requirements.

                             Executive Compensation

             Compensation Committee Report on Executive Compensation

General

We constitute the Compensation & Stock Option Committee of the Board of Directors of the Company (the "Compensation Committee"). In compliance with our independent oversight responsibilities, neither of us has been an officer or employee of the Company. We have overall responsibility for the establishment, modification and implementation of executive compensation and benefit programs of the Company. Our primary duties include: adopting compensation plans, setting annual salaries for executive officers, determining bonus and other direct and indirect benefits for executive officers and other employees, and administering Company equity incentive plans including the grant of awards under such plans to all eligible persons.

Compensation Philosophy

Our goals are (i) to align compensation with the Company's business objectives and performance, (ii) to enable the Company to attract and retain qualified executives in a highly competitive industry, (iii) to reward executives who contribute to the Company's long term success consistent with the Company's performance, and (iv) to strengthen the mutuality of interest between executives and shareholders so that shareholder value serves as a primary driver and motivator of executive performance. Accordingly, our philosophy is to ensure that the Company's executive compensation is shareholder focused, appropriate and competitive.

Executive Compensation

The principal elements of executive compensation are: base salary, performance-based annual bonus, and periodic grants of stock-based compensation. Historically, perquisites have not been a significant component of our executive compensation package.

         Base Salary

Throughout the course of the year we meet generally to review executive compensation, and meet at least annually to review and approve salary increases for executive officers, including the Chief Executive Officer. We consider the following factors: competitive pay practices, individual performance against goals, levels of responsibility, and a subjective assessment of the officer's contributions and performance. The relative importance of these factors varies depending on the particular individual being reviewed. Base salaries and adjustments for executive officers other than the Chief Executive Officer are based partially upon recommendations from the Chief Executive Officer. Prior to 2001, we engaged a compensation consultant who analyzed salary and stock-based compensation alternatives and provided recommendations to the Compensation Committee regarding executive salary levels as well as other elements of compensation. This analysis assisted us in setting a baseline from which 2001 increases were made. All executive officers employed in January 2001, excluding the Chief Executive Officer, received a percentage merit increase to their salaries. Since our Chief Executive Officer, Mr. Goldberg, was promoted to the position of Chief Executive Officer just prior to January 2001, he received a comparable merit increase later in the year when he had demonstrated his performance in his new position. Our policy is generally to set and maintain competitive base salaries for each executive officer, including the Chief Executive Officer, for equivalent jobs with similarly situated employers.

         Performance-Based Annual Bonus

Prior to 2001, we instituted a company-wide bonus plan. The adoption of this bonus plan was part of an overall strategy to create an environment of collective effort towards common goals, to give employees a stake in the performance of the Company and to appropriately reward employees when Company performance meets corporate objectives. The bonus plan provides for the payment of annual incentives to executive officers, including the Chief Executive Officer, based on two factors: the Company's actual results measured against its annual business goals and individual performance appraisals. Each executive officer is assigned a target bonus representing a percentage of salary based on such individual's position with the Company. If the Company achieves certain target business performance results and the executive achieves certain target appraisal ratings, the executive will be paid the target bonus. If actual results vary from such targets, the bonus paid may be adjusted up or down to reflect the variation. In keeping with our philosophy to align the interests of executive officers with the interests of our shareholders, up to 30% of an executive officer's bonus may be paid in shares of restricted stock. Generally, these shares are restricted as to transferability for a two-year period, but are not forfeitable. The shares have full voting power and the right to receive dividends. The Compensation Committee also provides additional cash compensation in the form of a tax gross-up to cover each executive officer's tax liability associated with the restricted stock grant.

Under this bonus plan, we set the 2001 business goals at levels intended to incentivize and compensate superior performance. Business goals were based on financial performance, achievement of project development milestones, development of customer relationships, success in leveraging intellectual property, expansion of human capital, intensification of investor relations and communications, and strengthening of processes and infrastructure. The Company's actual performance in 2001 met or exceeded substantially all of the business goals. Individual performance measures for executive officers other than the Chief Executive Officer were based partially upon recommendations from the Chief Executive Officer. In considering Mr. Goldberg's annual bonus, we not only considered the factors described above but also took into consideration his performance in implementing the business activities associated with the achievement of the business goals. We weighed the results, together with our measure as to each executive's individual performance, and set the annual bonus amount for each executive officer. We also determined to pay the full 30% of each executive's award in the form of restricted stock. Annual bonuses for 2001 were paid in 2002.

         Equity Incentives

From time to time, we issue stock options, restricted stock (i.e., shares of Common Stock having restrictions on transferability), and restricted stock units (i.e., nontransferable rights to acquire Common Stock) to executive officers, including the Chief Executive Officer, as long-term incentives. These equity incentives serve to focus executives on shareholder value in that they are directly related to the price of the Company's Common Stock. In certain cases, these equity incentives also serve as a form of retention mechanism.

Company stock options are designed to provide our employees with an opportunity to share, along with our shareholders, in the Company's long-term performance. Initial grants of stock options are generally made to executive officers upon the commencement of employment. Executive officers newly hired in 2001 received option grants upon the commencement of their employment. These grants vest over a period of several years conditioned generally on continued employment.

In 2000, we implemented an option grant program pursuant to which we periodically evaluate and, if appropriate, grant stock options on a Company-wide basis. This program promotes retention of employees and further aligns the financial interests of employees with the financial interests of the shareholders. All options are granted at 100% of the fair market value of the Company's Common Stock on the date of grant. As part of our periodic option grant program, we granted options to executive officers, including the Chief Executive Officer, in 2001, which vest in six equal installments over a three year period conditioned generally on continued employment. The number of shares granted to executive officers, other than the Chief Executive Officer, was based partially upon recommendations from the Chief Executive Officer. In considering Mr. Goldberg's periodic option grant, we took into consideration the fact that Mr. Goldberg had recently received a large grant in connection with his promotion to the position of Chief Executive Officer. Grants of stock options may also be made following a significant change in job responsibility. We have adopted guidelines for the number of stock options to be granted in connection with promotions. In appropriate cases, we may make grants outside of these guidelines. In 2001, certain executive officers received stock option grants in connection with their promotions within these guidelines.

We have also issued restricted stock and restricted stock units as part of our compensation structure. In 1999, we issued to each executive officer then employed, including Mr. Goldberg, restricted stock that generally is non-transferable and is forfeitable if the recipient leaves the Company prior to the third anniversary of the grant. At that time, we also agreed to provide to each executive officer upon the lapse of the forfeiture risk on the restricted stock a tax gross-up benefit that would cover that executive's tax liability associated with the restricted stock. In 2000, we replaced the tax gross-up benefit with a grant of restricted stock units that vest (i.e., convert to transferable Common Stock) on the same day that the forfeiture risk on the restricted stock lapses. The executives will be subject to tax liabilities upon the vesting of the restricted stock units and the lapse or the forfeiture risk on the restricted stock. The Company anticipates that, in the second half of 2002, most of the executive officers will sell some or all of the shares of Common Stock that were previously restricted stock or were in the form of restricted stock units. (See, Section 10b5-1 Plans below.) In 2001, no executive officer was granted (i) restricted stock other than as a component of the annual bonus, or (ii) restricted stock units.

In connection with the granting of equity incentives, it is expected that from time to time our executives will realize the intrinsic value of this compensation. We would expect that the executives will sell the underlying shares, in whole or in part, based on their individual circumstances, including their need to pay taxes then due as a result of the vesting of restricted stock and restricted stock units. Additionally, some executives were previously granted options (generally under ten year grants) and/or warrants that they have held for a number of years and that will expire over the next several years if not exercised before the expiration date. Of these executives, in the near term, Mr. Goldberg, our Chief Executive Officer, has options expiring during the first half of 2003, and Mr. Bolgiano, an officer and director of the Company, has warrants expiring in the second half of 2002. Since these equity incentives would be forfeited if the individual does not exercise the options and warrants before their expiration and these individuals are subject to recurring periods of restrictions on sales of shares of the Company under Section 16 of the Securities Exchange Act of 1934, we would expect that all such options and warrants which have value will be exercised as circumstances permit at various times prior to the expiration dates, and some or all of the exercises will result in sales of the underlying shares.

         Perquisites

Selective perquisites were given to certain executive officers in 2001. Mr. Goldberg, as Chief Executive Officer, was paid an allowance for a car. Two other executive officers have received perquisites in connection with relocation and temporary housing.

Section 10b5-1 Plans

In 2000, the United States Securities and Exchange Commission approved the use of 10b5-1 Plans. These Plans are designed, generally, to permit insiders of companies to sell securities at predetermined times and under predetermined conditions provided the plan is adopted by the individual while the individual is not in possession of non-public material information. In 2001, our Board of Directors authorized the use of 10b5-1 Plans by certain of our executives, directors, and other individuals, to sell shares in limited circumstances. Use of a 10b5-1 Plan is limited to the sale of shares which were previously restricted or in the form of restricted stock units and the sale of shares obtained through the exercise of options and warrants expiring within 12 months of adoption of a 10b5-1 Plan. Such sales will take place at predetermined times and under predetermined conditions and the 10b5-1 Plan must be adopted by the individual while the individual is not in possession of non-public material information. We expect a number of executives, directors, and other individuals will use these 10b5-1 Plans for various reasons, including payment of taxes due as a result of the vesting of restricted stock and restricted stock units. Some of our executive officers, including the Chief Executive Officer, and other individuals have entered into 10b5-1 Plans which we expect will result in the sale in the second half of 2002 of some or all of the shares which were previously restricted stock and/or in the form of restricted stock units granted to these individuals in 1999 and 2000, respectively.

Section 162(m) Tax Matters

In implementing compensation policies, plans, and programs, we consider the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company's tax deduction for compensation to its Chief Executive Officer and four other most highly compensated executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. We intend to seek to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company's compensation policies and programs. We retain the flexibility, however, to enter into arrangements that may result in non-deductible compensation to executive officers.


COMPENSATION & STOCK OPTION COMMITTEE:


                                                   Harry G. Campagna, Chairman
                                                   Robert S. Roath

Summary Compensation Table

         The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) each person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2001, and (ii) the Company's four most highly compensated other executive officers each of whose total annual salary and bonus exceeded $100,000 in 2001 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1999, 2000 and 2001.

                                            Annual Compensation                       Long-Term Compensation
                           ----------------------------------------------------    ---------------------------

                                                                      Other                         Securities        All
                                                                      Annual        Restricted      Underlying       Other
Name and                    Fiscal                                Compensation     Stock Awards      Options /    Compensation
Principal Position           Year     Salary ($)    Bonus (1)        ($)(2)           ($)(3)         SARs (#)         (4)
------------------           ----     ----------    ---------        ------        ------------     ----------    ------------
Howard E. Goldberg           2001        $363,139     $276,834      $77,038         $      0           70,000        $3,558
  Chief Executive            2000        $293,694     $119,700           --         $296,250          158,000        $3,119
  Officer and President      1999        $249,167     $140,144           --         $120,000                0        $3,579
  (5)

Alain C. Briancon            2001        $247,026     $125,000           --         $      0           81,250       $43,758
  Executive Vice             2000              --           --           --               --               --            --
  President and Chief        1999              --           --           --               --               --            --
  Technology Officer (6)

Mark A. Lemmo                2001        $233,730     $102,841           --         $      0           50,000        $2,925
  Executive Vice             2000        $222,600      $53,424           --         $259,219           44,000        $2,938
  President, Product         1999        $210,000      $86,150           --         $105,000            1,500        $2,905
  Management and
  Business Development

William J. Merritt           2001        $224,337     $125,000           --         $      0          125,000        $2,566
  Executive Vice             2000        $190,800      $45,792           --         $222,188           28,000        $2,531
  President, General         1999        $164,167      $75,103           --         $ 90,000          100,000        $2,469
  Patent Counsel and
  President of
  InterDigital
  Technology Corporation
  (7)

Charles R. Tilden            2001        $222,525     $109,480           --         $      0           80,000        $3,264
  Chief Operating            2000        $201,400      $48,336           --         $234,526           35,000        $2,966
  Officer and Executive      1999        $190,000      $78,706           --         $ 94,998                0        $3,121
  Vice President (8)

(1) Amounts listed as bonuses in each fiscal year were accrued but not paid until the following year for each Named Officer. Thirty percent of the bonuses accrued for 2001 were paid in shares of Common Stock which may not be transferred for a period of two years. Bonus amounts for 1999 have been adjusted to conform to the 2000 and 2001 presentations.

(2) As permitted by rules established by the Commission, no amounts are required to be shown with respect to certain "perquisites" where such amounts, in the aggregate, do not exceed the lesser of 10% of the total annual salary and bonus of the Named Officer, or $50,000. The Company has elected, however, to disclose such information. Mr. Goldberg's other annual compensation consisted of an allowance for a car valued at $17,464 and a tax reimbursement valued at $59,574 associated with restricted stock received as part of the annual executive bonus. Dr. Briancon's other annual compensation consisted of an allowance for temporary housing valued at $11,804 and a tax reimbursement valued at $30,141 associated with restricted stock received as part of the annual executive bonus. Messrs. Lemmo, Merritt and Tilden each received other annual compensation in the form of tax reimbursements associated with restricted stock received as part of the annual executive bonus and valued at $22,131, $26,900 and $23,560, respectively.

(3) At December 31, 2001, each of the following Named Officers owned the following aggregate number of shares of restricted stock and RSUs with the following values: Mr. Goldberg, 20,000 shares, 20,000 RSUs, total value $388,000; Dr. Briancon has no shares of restricted stock or RSUs; Mr. Lemmo, 17,500 shares, 17,500 RSUs, total value $339,500; Mr. Merritt, 15,000 shares, 15,000 RSUs, total value $291,000; and Mr. Tilden, 15,833 shares, 15,833 RSUs, total value $307,160. The grantees of the RSUs have the right to receive dividend equivalents to the extent dividends are paid on the Common Stock. Dividends have not historically been paid on the Company's Common Stock, nor does the Board of Directors have any current intention to pay dividends.

(4) Amounts listed under "All Other Compensation" for 2001 represent the dollar value of insurance premiums with respect to term life insurance (Mr. Goldberg $1,240; Dr. Briancon $300; Mr. Lemmo $300; Mr. Merritt $311; and Mr. Tilden $487); and 401(k) matching (Mr. Goldberg $2,318; Dr. Briancon $3,458; Mr. Lemmo $2,625; Mr. Merritt $2,255; and Mr. Tilden $2,777). The amount listed for Dr. Briancon also includes a $40,000 signing bonus.

(5) Mr. Goldberg was named Chief Executive Officer in November 2000 and President in January 2001. Mr. Goldberg served as Interim President from September 1999 until January 2001. Mr. Goldberg also held the position of Executive Vice President - Strategic Alliances, from October 1998 to September 1999.

(6) Dr. Briancon joined the Company as Executive Vice President and Chief Technology Officer in January 2001.

(7) Mr. Merritt served as Executive Vice President, General Counsel and Secretary of the Company from October 1998 until July 2001 when he was named General Patent Counsel. In July 2001, Mr. Merritt was also named Director and President of InterDigital Technology Corporation, the Company's wholly-owned subsidiary. Mr. Merritt continues to hold the position of Executive Vice President of the Company.

(8) Mr. Tilden served as Executive Vice President, Communications and Strategic Planning from January 2000 until December 2001 when he was named Chief Operating Officer. Mr. Tilden continues to hold the position of Executive Vice President of the Company, a position he has held since March 1998.

         Each of the current Named Officers has entered into an employment agreement with the Company (each, an "Employment Agreement", and collectively, the "Employment Agreements") that provides severance pay benefits, among other things, in certain events of termination of employment. The Employment Agreements provide that, in the event the executive's employment is terminated by the Company without "cause" or in the case of voluntary termination by the executive with "good reason" (as each term is defined in the Employment Agreements), the Company generally must pay severance up to one year's salary and continuation of medical and dental benefits (eighteen months for salary and benefit continuation in the case of the Chief Executive Officer) and that the Company may enforce up to a one year covenant not to compete. In addition, these Employment Agreements (with the exception of Mr. Goldberg's) provide that, in the case of voluntary termination by the executive without "good reason", the Company generally may elect to pay severance of up to one year's salary and continuation of medical and dental benefits during which time the individual is subject to non-compete provisions. The Employment Agreements also provide a one-year covenant-not-to-compete without payment of severance following termination by the Company for "cause". In the event of a voluntary or involuntary termination of the executive's employment within one year after a "change of control" (which term is defined as the acquisition, including by merger or consolidation, or by the issuance by the Company, of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company or a sale of substantially all the assets of the Company), the Employment Agreements provide that the executive would generally receive two years salary and the immediate vesting of all stock options and restricted stock. The Employment Agreements also provide that if any amount payable to the officers is subject to a federal excise tax imposed on "excess parachute payments", the officer shall be entitled to a cash payment sufficient to indemnify him for such tax. In certain circumstances, executives are also entitled to a pro-rata bonus payment in the event of involuntary termination of employment.

         Under the terms of his Employment Agreement, Mr. Goldberg's service as director of the company is conditioned upon his retention as Chief Executive Officer. Mr. Goldberg's Employment Agreement also provides for a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the Company may have to pay severance.

         The Employment Agreements (originally executed between October 1996 and December 2001) provide for the payment of annual salaries to said Executive Officers which may be increased from time to time. Current salaries paid pursuant to the Employment Agreements are: Mr. Goldberg, $388,500; Dr. Briancon, $260,000; Mr. Lemmo, $244,500; Mr. Merritt, $262,500; and Mr. Tilden, $249,000.

Stock Option Grants, Exercises and Holdings

         The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers and each person serving as Chief Executive Officer of the Company during fiscal 2001 and unexercised stock options held by them at the end of fiscal 2001.

                                Individual Grants

                                              Percent of                                           Potential Realizable
                             Number of       Total Options    Exercise or                            Value at Assumed
                            Securities        Granted to         Base                              Annual Rates of Stock
                            Underlying        Employees         Price         Expiration            Price Appreciation
    Name                  Option Granted    In Fiscal Year      ($/Sh)           Date               For Option Term (1)
    ----                  --------------    --------------    -----------     ----------           ----------------------
                                                                                                     5%            10%
                                                                                                   --------      --------
Howard E. Goldberg             20,000           0.41%           $13.19          01/29/11           $165,902      $420,429
                               50,000           1.02%           $ 9.60          12/20/11           $301,869      $764,996

Alain C. Briancon              50,000           1.02%           $ 5.38          01/02/11           $169,173      $428,717
                                2,000           0.04%           $ 6.44          01/04/11            $ 8,100       $20,527
                                2,000           0.04%           $ 7.75          01/10/11            $ 9,748       $24,703
                               25,000           0.51%           $ 9.60          12/20/11           $150,935      $382,498
                                2,250           0.05%           $ 9.77          12/28/11            $13,825       $35,034

Mark A. Lemmo                  25,000           0.51%           $13.19          01/29/11           $207,378      $207,378
                               25,000           0.51%           $ 9.60          12/20/11           $150,935      $150,935

 William J. Merritt            25,000           0.51%           $13.19          01/29/11           $207,378      $525,537
                               25,000           0.51%           $12.07          07/12/11           $189,769      $480,912
                               50,000           1.02%           $12.07          07/12/11           $379,538      $961,824
                               25,000           0.51%           $ 9.60          12/20/11           $150,935      $382,498

Charles R. Tilden              25,000           0.51%           $13.19          01/29/11           $207,378      $525,537
                               15,000           0.31%           $ 7.77          09/10/11            $73,298      $185,751
                               15,000           0.31%           $ 9.35          12/03/11            $88,202      $223,522
                               25,000           0.51%           $ 9.60          12/20/11           $150,935      $382,498

(1) Potential Realizable Value is reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only and are not necessarily reflective of gains actually achievable. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock.

                           Shares        Value             Number of Securities               Value of Unexercised
                        Acquired on    Realized       Underlying Unexercised Options          In-the-Money Options
         Name           Exercise (#)    ($)(1)           At Fiscal Year-End (#)             At Fiscal Year-End ($)(2)
         ----           ------------   --------       ------------------------------       ---------------------------
                                                      Exercisable      Unexercisable       Exercisable   Unexercisable
                                                      -----------      -------------       -----------   -------------
Howard E. Goldberg          7,500       $38,602          375,499         115,001             $1,067,958     $ 57,567

Alain C. Briancon               0       $     0           25,582          55,668             $   82,834     $146,086

Mark A. Lemmo                   0       $     0          227,498          37,502             $  748,393     $  2,083

Charles R. Tilden          10,000       $53,530          174,498          62,502             $  600,142     $ 30,583

William J. Merritt          4,000       $25,161          215,664          83,336             $  623,611     $ 17,501

(1) Calculated by subtracting the exercise price from the market value of the Company's Common Stock on the exercise date, then multiplying by the number of shares exercised. All values are on a pre-tax basis.

(2) The values in this column are based on the closing sale price of the Common Stock ($9.70) on December 31, 2001, the last trading day of the Company's 2001 fiscal year.


                      Shareholder Return Performance Graph

         The following graph compares, for the period from December 31, 1996 to December 31, 2001, the yearly change in the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Companies Index, as compiled by the Center for Research in Security Prices, The University of Chicago, Graduate School of Business, and of the Nasdaq Telecommunications Stocks Index, an industry group consisting of U.S. and foreign telecommunications companies.

              Comparison of Five -- Year Cumulative Total Returns
                             Performance Graph for
                    InterDigital Communications Corporation

              Produced on 03/06/2002 including data to 12/31/2001




            12/1996   12/1997   12/1998   12/1999   12/2000   12/2001
            -------   -------   -------   -------   -------   -------
            100.0       51.6      76.8    1,263.2      91.1    163.4
            100.0      122.5     172.7      320.8     193.0    153.1
            100.0      146.0     241.6      431.0     183.6    122.9


         The above graph assumes that the value of the investment in InterDigital Communications Corporation, the Nasdaq Stock Market U.S. Companies Index and the Nasdaq Telecommunications Stocks Index was $100 at the market close on December 31, 1996 (the last trading day in 1996), and that all dividends paid by companies included in the Nasdaq Stock Market U.S. Companies Index and Nasdaq Telecommunications Stocks Index were reinvested. During this period the Company has not declared or paid any dividends on its Common Stock.

                              Security Ownership Of
                            Certain Beneficial Owners

         Based on currently available Schedules 13D and 13G filed with the Commission pursuant to the Securities Exchange Act of 1934, the Company does not know of any beneficial owners of more than 5% of its Common Stock.

                        Security Ownership of Management

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of April 5, 2002, by each of the Company's directors, by each of the Named Officers, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.

                                     Amount and          Percent of Common
Name of                              Nature of           Stock Outstanding
Beneficial Owner                     Ownership (1)(2)    (if greater than 1%)(3)
----------------                     -------------------------------------------

D. Ridgely Bolgiano...............   419,396                      --
Alain C. Briancon.................    30,731                      --
Harry G. Campagna.................   826,725(4)                  1.6%
Steven T. Clontz..................   151,448                      --
Joseph S. Colson, Jr..............   170,523                      --
Howard E. Goldberg................   420,462(4)                   --
Mark A. Lemmo.....................   260,318                      --
William J. Merritt................   250,215                      --
Robert S. Roath...................   242,306                      --
Charles R. Tilden.................   204,404                      --
All directors and officers
  as a group (15 persons)......... 3,470,517(4)                  6.6%

(1) Includes the following number of shares of Common Stock which may be acquired by the persons and group identified in the table (or members of the immediate family or other persons or entities affiliated with such persons or members of such group), through the exercise of options or warrants which were exercisable as of April 5, 2002 or will become exercisable within 60 days of such date: Mr. Bolgiano, 295,548; Dr. Briancon, 25,582; Mr. Campagna, 751,725; Mr. Clontz, 124,448; Mr. Colson, 133,248; Mr. Goldberg, 375,499; Mr. Lemmo, 227,498; Mr. Merritt, 215,664; Mr. Roath, 200,190; Mr.
    Tilden, 174,498; together with all directors and executive officers as a group, 2,942,921 shares.

(2) Does not include ownership of RSUs which constitute rights to receive Common Stock under the Company's 1999 Restricted Stock Plan at a future date. Such RSUs are generally forfeitable, do not have voting rights and are not deemed to be outstanding shares. Ownership of RSUs by the named beneficial owners at April 5, 2002 is as follows: Mr. Bolgiano, 9,583; Mr. Campagna, 255,000; Mr. Clontz, 12,000; Mr. Colson, 6,000; Mr. Goldberg, 20,000; Mr. Lemmo, 17,500; Mr. Merritt, 15,000; Mr. Roath, 32,000; Mr. Tilden, 15,833.

(3) Based upon 52,590,712 shares of Common Stock issued and outstanding at April 5, 2002.

(4) Investment and voting power with respect to certain of such securities may be shared with members of the immediate family or other persons or entities affiliated with the listed person.

                        Compensation Committee Interlocks
                            and Insider Participation

         During 2001 the following directors served on the Compensation Committee of the Board of Directors: Messrs. Campagna (Chairman) and Roath. None of the aforementioned Compensation Committee members was an officer or employee of the Company or any of its subsidiaries during 2001, or was formerly an officer of the Company or any of its subsidiaries.


                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN
                                (Proposal No. 2)

General

         The Board of Directors has determined that it is in the best interests of the Company to increase by 1,000,000 the aggregate number of shares of the Company's Common Stock authorized for issuance under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to shareholder approval. Currently, the Stock Purchase Plan authorizes the issuance of a maximum of 1,000,000 shares of the Company's Common Stock. The Board of Directors and the Compensation Committee believe that the Stock Purchase Plan is important to attracting and retaining qualified officers and employees essential to the growth and success of the Company. In particular, the Company's use of the Stock Purchase Plan enables employees to purchase shares, through payroll deductions, at a discount from the market price thereby increasing their ownership interest in the Company and promoting a closer identity of interests between themselves, as shareholders, and the Company. The Board of Directors and the Compensation Committee therefore view the approval of this Proposal No. 2 to increase the amount of shares authorized for issuance under the Company's Stock Purchase Plan to be in the best interest of the Company as a key part of the Company's employee benefits program.

Reasons for Shareholder Approval

         The Board of Directors and the Compensation Committee seek shareholder approval to increase, by 1,000,000, the number of shares authorized for issuance under the Stock Purchase Plan in order to satisfy certain Stock Purchase Plan requirements and to provide tax advantages to the participants. Approval of the Stock Purchase Plan will fulfill a listing requirement of Nasdaq.

Description of the Employee Stock Purchase Plan

         The following is a brief description of the material features of the Stock Purchase Plan, and is qualified in its entirety by the specific language of the Stock Purchase Plan, a copy of which is available to any shareholder upon request.

         In May 1993, the Board of Directors adopted, and in June 1993 the shareholders approved, the Stock Purchase Plan. A maximum aggregate number of 1,000,000 shares of the Company's Common Stock was reserved for issuance under the Stock Purchase Plan, subject to adjustment upon changes in capitalization of the Company such as a stock dividend, stock split, spin off or other similar change in the Company's Common Stock or the capital structure of the Company. The purpose of the Stock Purchase Plan is to provide eligible employees of the Company and certain designated subsidiaries who elect to participate in the Stock Purchase Plan, an opportunity to acquire or increase their ownership of the Company's Common Stock through payroll deductions. The Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

         In April 1995 the Stock Purchase Plan was amended to permit Stock Purchase Plan participants the ability to change the amount of their payroll deduction once during any twenty-four month offering without having to withdraw from participation in the Stock Purchase Plan for the remainder of that particular six-month offering period, and to extend the Stock Purchase Plan for an additional twenty-four month offering. In March 1997, the Stock Purchase Plan was amended to permit all Participants whose employment is terminated for any reason (other than death), to elect to have the balance of their account of payroll contributions paid to them in cash or used to purchase Common Stock at the next established purchase date under the Stock Purchase Plan, and to extend the Stock Purchase Plan for an additional twenty-four month offering. In March 1999 and 2001, respectively, the Board of Directors extended the Stock Purchase Plan for additional twenty-four month offerings. On April 10, 2002, subject to shareholder approval, the Board of Directors approved an amendment to the Stock Purchase Plan increasing the number of shares available for issuance thereunder from 1,000,000 shares to 2,000,000 shares. As of March 29, 2002, a total of 799,089 shares of Common Stock had been sold pursuant to the Stock Purchase Plan at a weighted average of $4.9822 per share with 200,911 shares remaining available for future issuance (without taking into account the proposed increase in the authorized number of shares).

         The following persons are eligible to participate under the Stock Purchase Plan: employees who customarily work more than 20 hours per week and who have completed 180 continuous days of employment with the Company or a designated subsidiary ("Eligible Employees"). Currently, approximately 291 persons are Eligible Employees. Eligible Employees become participants in the Stock Purchase Plan ("Participants") by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable offering period. The payroll withholding cannot be less than $10 per pay period and not more than 10% of a Participant's compensation. A new offering period commences every six months on each April 1st and October 1st.

         Notwithstanding the criteria for eligibility under the Stock Purchase Plan, no Participant will be permitted to subscribe for shares under the Stock Purchase Plan if immediately after the grant of option to purchase shares under the Stock Purchase Plan, such Participant would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. Further, no Participant will be granted an option which permits that Participant rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries which would accrue at a rate that exceeds $25,000 in fair market value of the shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

         All payroll deductions made for a Participant will be credited to such Participant's account under the Stock Purchase Plan. A Participant may not make separate cash payments into such account. Participants may change the amount authorized to be deducted from their compensation for the remainder of the offering period by delivering the appropriate form to the Company within 10 business days preceding the commencement of any offering period, provided however, this election may only be made once during any given offering period. The new payroll deduction will commence as of the next offering period, and will continue for each subsequent offering period unless amended or the Participant withdraws from the Stock Purchase Plan. Payroll withholdings do not earn interest.

         Each Participant during an offering will automatically be granted an option to purchase Common Stock, on the effective date of such offering, for as many full shares of the Company's Common Stock as they may be entitled to purchase with the payroll deductions credited to their account during the offering period based on the market price of the stock on the applicable purchase dates. The price per share at which shares of Common Stock are purchased pursuant to the Stock Purchase Plan for any offering period is the lesser of (a) 85% of the fair market value of Common Stock on the date of the grant of the option (the first business day of the offering period), or (b) 85% of the fair market value of common stock on the date of the exercise of the option (the last business day of the offering period). The fair market value of the Common Stock on either date is based on the closing price for the Common Stock on the Nasdaq National Market. On the last business day of each offering period, amounts credited to the accounts of the Participants who have not withdrawn (or whose employment has been terminated by death) from the Stock Purchase Plan for the offering period, are used to purchase shares of Common Stock. Notwithstanding any provision to the contrary contained in the Stock Purchase Plan, in no event will all Participants, with respect to any twelve-month plan year, be permitted to exercise options exceeding an aggregate of 500,000 shares with respect to such plan year. If the number of shares related to options to be exercised in any plan year exceeds 500,000, then the number of shares with respect to which each Participant will be deemed to have exercised will be reduced on a prorated basis so that the number of shares for which all Participants will be deemed to have exercised options will approximate as closely as possible, but will not exceed, 500,000. No fractional shares are issued under the Stock Purchase Plan.

         Participation or failure to participate in the Stock Purchase Plan will not bar an Eligible Employee from participating in any subsequent offering period. Following the purchase at the end of an offering period, any remaining balance in a Participant's account which could not purchase a whole share of Common Stock will be added to the Participant's beginning balance for the next semi-annual offering period, unless the Participant elects to withdraw until the next twenty-four month offering commences.

         The Company makes no cash contributions to the Stock Purchase Plan, but bears the administrative expenses. The Stock Purchase Plan is administered by the Company's Compensation Committee. The Compensation Committee is vested with full authority to make, administer and interpret the terms and conditions under which the shares are to be offered and corresponding options are to be granted under the Stock Purchase Plan for any offering period during the term of the Stock Purchase Plan, and to resolve all questions regarding the administration thereof. No member of the Compensation Committee is eligible to purchase stock under the Stock Purchase Plan. Each offering under the Stock Purchase Plan is twenty-four months in length. Once authorized by the Board of Directors, an offering will continue until terminated by the Board of Directors or until all of the shares authorized under the Stock Purchase Plan have been issued. The Stock Purchase Plan will continue for additional offerings upon the Board of Directors' authorization. However, no termination, modification or amendment of the Stock Purchase Plan may, without the consent of a Participant then having an option under the Stock Purchase Plan to purchase stock, adversely affect the rights of such Participant under such option.

         A Participant's interest in a current offering period may be terminated by signing and delivering to the Company a notice of withdrawal from the Stock Purchase Plan. Such withdrawal may be elected at any time during a current offering period, but cannot be less than five business days before the end of such offering period. All accumulated payroll deductions that have not already been used to purchase the Company's Common Stock will be paid to the Participant in two weeks. Further, the failure to remain an Eligible Employee will also be deemed to be a withdrawal from the Stock Purchase Plan.

         A Participant cannot transfer, pledge or otherwise dispose of any rights with regard to their participation in the Stock Purchase Plan, the payroll deductions credited to the Participant's account, or any of the rights to receive the Company's Common Stock under the Stock Purchase Plan, except by a will or the laws of descent and distribution.

Certain Tax Effects of Plan Participation

         The following summary is intended only as a guide to the United States federal income tax consequences of participation under the Stock Purchase Plan and does not purport to address all of the federal or other tax consequences that may be applicable to any particular Participant.

         Amounts deducted from a Participant's pay under the Stock Purchase Plan are part of the Participant's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A Participant in the Stock Purchase Plan will not be subject to federal income tax when such Participant elects to participate in the Stock Purchase Plan or when the Participant purchases Common Stock under the Stock Purchase Plan. Instead, the Participant will be subject to tax only when the Participant sells (or otherwise transfers, in a taxable transaction) the shares of the Company's Common Stock that were purchased through the Stock Purchase Plan. Upon sale or transfer, the amount taxable as ordinary compensation income will be equal to the lesser of
(1) the difference between the fair market value of the shares at the time of their sale (or other transfer) and the purchase price paid for those shares, or
(2) 15% of the fair market value of those shares at the start of the offering period in which they were purchased. This amount of ordinary compensation income is added to the Participant's basis in the shares for purposes of determining any capital gain or loss realized upon the sale or transfer of those shares.

         The tax treatment described above does not apply if the Participant sells or otherwise disposes of the Company's Common Stock acquired under the Stock Purchase Plan within two years from the date the Participant was granted the right to purchase the Company's Common Stock, or within one year from the date the Company's Common Stock was transferred to the Participant (a "Disqualifying Disposition").

         If there is a Disqualifying Disposition by a Participant, the Participant will have ordinary compensation income equal to the difference between the fair market value of the shares at the time of purchase and the amount paid for those shares. Any difference between the fair market value of the shares at the time of purchase and the fair market value of the shares at the time of the Disqualifying Disposition will be capital gain or loss.

         Generally, the Company is not entitled to a compensation deduction at the time an Eligible Employee elects to participate in the Stock Purchase Plan or at the time of the purchase of the Company's Common Stock pursuant to the Stock Purchase Plan. However, if there is a Disqualifying Disposition of the Company's Common Stock, the Company will be entitled to deduct, in the year of the Disqualifying Disposition, an amount equal to the ordinary compensation income recognized by the Participant. If the Participant disposes of the Common Stock purchased under the Stock Purchase Plan without creating a Disqualifying Disposition, the Company will not receive any deduction for federal income tax purposes with respect to the Common Stock purchased under the Stock Purchase Plan.

Amended Stock Purchase Plan Benefits

         Due to the fact that benefits under the Stock Purchase Plan will depend on Eligible Employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the amendment to increase the amount of authorized shares for issuance is approved by the shareholders.

Shareholder Approval

         The affirmative vote of a majority of the votes cast by shareholders present at the Meeting, either in person or by proxy, and entitled to vote at the Meeting, is required to approve this Proposal No. 2.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO APPROVE THE INCREASE OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

                             Audit Committee Report

We constitute the Audit Committee of the Board of Directors of the Company. We act pursuant to the Audit Committee Charter adopted by the Company's Board of Directors, a copy of which is attached to this Proxy Statement as Appendix "A". The Charter was last amended on April 23, 2002. Each of our members qualifies as an "independent" director within the meaning of Rule 4200 of the Nasdaq Marketplace Rules. Our primary function is to oversee the Company's financial reporting process on behalf of the Board of Directors.

In fulfilling our oversight responsibilities, we reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2001 with management and Arthur Andersen LLP, the Company's independent public accountants for such year. Management has represented to us that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, accepted in the United States and considered appropriate in the circumstances to present fairly the Company's financial position, results of operations and cash flows. Further, Arthur Andersen LLP represented to us that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

We have also received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No.1, Independent Discussion with Audit Committees, which relates to the accountant's independence from the Company and its related entities, and have discussed with Arthur Andersen LLP their independence from the Company.

Based on the reviews and discussions with management and the independent public accountants referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

As described more fully in its charter, the primary functions of the Audit Committee are to assist the Board of Directors in (i) the Board's general oversight responsibilities relating to the Company's corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith, and (ii) monitoring the independence and performance of the Company's independent public accountants, helping to facilitate effective communication between the Board of Directors and the Company's independent public accountants and providing support for management's efforts to enhance the quality of the Company's internal control structure. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted standards. Our functions are not intended to duplicate or to certify the activities of management and the independent public accountants. We serve a board-level oversight role, in which we provide advice, counsel and direction to management and the Company's independent public accountants on the basis of the information we receive, discussions with management and our independent public accountants, and the experience of our members in business, financial and accounting matters.

AUDIT COMMITTEE:

                                                 Robert S. Roath, Chairman
                                                 Joseph S. Colson, Jr.
                                                 Steven T. Clontz

      Principal Accounting Firm for the Fiscal Year Ended December 31, 2001

Audit Fees

         During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen LLP for professional services rendered regarding the audit of the Company's financial statements for the year ending December 31, 2001 and for the reviews of the Company's quarterly financials reported on Forms 10-Q totaled $115,000.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the Company's financial information systems design and implementation totaled $74,600.

All Other Fees

         During the fiscal year ended December 31, 2001, the aggregate fees billed by Arthur Andersen LLP, and related affiliates, for all other professional services rendered on behalf of the Company was $67,000. Such amount included fees related to an audit of the Company's 401(k) employee benefit plan for the year ended December 31, 2000 totaling $7,500, fees for services rendered in connection with the review of registration statements and other Commission filings of the Company totaling $7,500, and tax-related service fees for tax consultation and preparation of Federal and state tax returns totaling $52,000.

         The Audit Committee has determined the rendering of all non-audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen's independence as the Company's principal public accountants for the fiscal year ending December 31, 2001.

             Change in Principal Independent Public Accounting Firm

         On April 10, 2002, the Board of Directors of the Company, upon recommendation of the Audit Committee, determined not to engage Arthur Andersen LLP as the Company's principal independent public accountants, and engaged PricewaterhouseCoopers LLP to serve as the Company's principal independent public accountants for fiscal year ending December 31, 2002.

         Arthur Andersen LLP's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were such statements qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 10, 2002:

         (i) there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with their reports;

         (ii) Arthur Andersen did not advise the Company that:

                  (a) the internal controls necessary for the Company to develop reliable financial statements do not exist;

                  (b) information had come to the attention of Arthur Andersen LLP that had lead it to no longer be able to rely on management's representations, or that made Arthur Andersen LLP unwilling to be associated with the financial statements prepared by management;

                  (c) Arthur Andersen LLP needed to significantly expand the scope of its audit or that new information had come to its attention that did (or if further investigated could) materially impact the fairness or reliability of a previously issued audit report or underlying financial statements; or

                  (d) information had been brought to the attention of Arthur Andersen LLP which if further investigated could have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; and

         (iii) the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any of the types of matters or events described in (ii) above.

         Representatives from PricewaterhouseCoopers LLP will be present at the Meeting and will be given an opportunity to make a statement, if they desire, and to respond to questions. Representatives from Arthur Andersen LLP are not expected to be present at the Meeting.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (Proposal No. 3)

         Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended December 31, 2001. The Board of Directors, upon recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent public accountants to examine the financial statements of the Company for the year ending December 31, 2002. PricewaterhouseCoopers LLP has served as the independent public accountants for the Company since April 10, 2002.

         Although the submission of the appointment of PricewaterhouseCoopers LLP is not required by law or the By-Laws of the Company, the Board of Directors is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the Board of Directors will not be bound to seek other independent public accountants for 2002, but the selection of other independent public accountants will be considered in future years. To be ratified, the appointment must be approved by the affirmative vote of a majority of the votes cast by shareholders present at the Meeting, in person or by proxy, and entitled to vote.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002.


                              SHAREHOLDER PROPOSALS

         Shareholders may make proposals to be considered at the 2003 Annual Meeting of Shareholders ("2003 Annual Meeting"). To be eligible for inclusion in the Company's proxy materials for the 2003 Annual Meeting, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility requirements of the Commission's rules governing such proposals, be received not later than January 2, 2003, at the Company's principal executive offices, 781 Third Avenue, King of Prussia, PA 19406-1409, Attention: Corporate Secretary.

         In connection with the 2003 Annual Meeting of Shareholders, and in accordance with the Company's By-Laws, no business may be brought before such annual meeting unless: specified in the notice of meeting; or otherwise brought before the meeting by or at the direction of the Board of Directors; or brought by a shareholder who has delivered notice to the Company (containing certain information specified in the By-laws) not earlier than March 6, 2003 or later than April 7, 2003.

         A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, InterDigital Communications Corporation, 781 Third Avenue, King of Prussia, PA 19406-1409.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, we do not know of any items, other than those identified in the Notice of Annual Meeting of Shareholders, which may properly come before the Meeting. However, if other matters should properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment in such matters.

                                  MISCELLANEOUS

         Information following the caption "Item 1. Business. Executive Officers" to, but not including, the caption "Item 1. Business. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, is incorporated by reference herein.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN OR ORAL REQUEST DIRECTED TO LAWRENCE F. SHAY, CORPORATE SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409. COPIES OF THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE ACCESSED ON THE INTERNET AT HTTP://WWW.INTERDIGITAL.COM OR AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. REQUESTS MADE TO THE CORPORATE SECRETARY WILL BE HONORED WITHIN ONE BUSINESS DAY OF SUCH REQUEST. REQUESTS FOR EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A FEE FOR COPYING AND MAILING EXPENSES.


                                         By Order of the Board of Directors


                                         /s/ Lawrence F. Shay
                                         -----------------------------------
                                         Lawrence F. Shay
                                         Vice President, General Counsel and
                                         Corporate Secretary

King of Prussia, Pennsylvania
April 29, 2002

                                  APPENDIX "A"

                     InterDigital Communications Corporation
                             Audit Committee Charter

                                    Function

The primary function of the Audit Committee (Committee) is to assist the Board of Directors (Board) in fulfilling its oversight responsibilities related to the Company's corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Committee shall also assist the Board in monitoring the independence and performance of the Company's independent public accountants, help to facilitate effective communication between the Board and the Company's independent public accountants and provide support for management's efforts to enhance the quality of the Company's internal control structure.

                                  Organization

The Committee will be comprised of three or more directors of the Board. Each member of the Committee shall be an independent director and meet the independence requirements of any stock exchange on which the Company's shares are traded as interpreted by the Board in its business judgment. Further, all members of the Committee must have a working familiarity with basic finance and accounting practices, and at least one member must also have accounting or related financial expertise.

                                    Meetings

o The Committee will meet at least quarterly each year, and at any additional time as either the Board or Committee deems necessary. The Committee chairman has the power to call a Committee meeting whenever he or she thinks there is a need. A Committee member should not vote on any matter in which he or she is not independent. In addition, the Committee has the right to meet with or engage any outside party or consultant that it deems appropriate to assist the Committee in the execution of its responsibilities. Meetings will follow an agenda and approved minutes of the meeting shall be maintained.

o The Company's independent public accountants will generally be requested to attend Committee meetings. The Committee may request members of management or others to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee and to provide pertinent information as may be necessary. The Committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the Committee at least quarterly each year.

                                Responsibilities

o    General Responsibilities

     > The Committee provides open avenues of communication with management, the independent public accountants and the Board.
     > The Committee must regularly report Committee actions to the full Board and may make appropriate recommendations.

o    Responsibilities for Engaging Independent Public Accountants

     > The Committee will recommend to the Board the selection of the independent public accountants for Company audits.
     > The Committee will approve the retention of the independent public accountant for any significant non-audit services and the fee to be paid for such services.
     > The Committee will discuss with the independent public accountants all significant relationships and services the independent public accountants have with the Company, consider whether such relationships and services are compatible with maintaining the independent public accountants' independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independent public accountants' independence. The Committee will also require from the independent public accountants an annual statement delineating all relationships between the independent public accountants, related companies and the Company.
     > The Committee, with input from management, will review the performance of the independent public accountants, and, if so determined by the Committee, recommend that the Board replace the independent public accountants. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the Company's independent public accountants. The Committee shall request the Board to submit the selection of the independent public accountants for ratification at each annual meeting of shareholders.
     > The Committee will consult with the independent public accountants and financial management of the Company to review the scope of the annual external audit as well as the planning and staffing of the audit.
     > The Committee will review and approve the fees to be paid to the independent public accountants.
     > The Committee will consider and determine the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters.

o Responsibilities for Reviewing the Annual Audit and the Review of Quarterly and Annual Financial Statements

     > The Committee will ascertain that the independent public accountants will be available to the full Board at least annually and will provide the Committee with a timely analysis of significant financial reporting issues.
     > The Committee will review timely, with management and the independent public accountants, the impact of pronouncements by the Financial Accounting Standards Board, releases of the Securities and Exchange Commission, and any other pertinent regulations that might have an effect on the Company's audited financial statements and disclosure requirements.
     > The Committee will ask management and the independent public accountants about significant risks and exposures and will assess management's steps to minimize them.
     > The Committee will review the following with the independent public accountants and financial management, if applicable:
       - The adequacy of the Company's internal accounting controls and financial reporting process.
       - Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including reviews of accounting policies that are particularly important to the portrayal of the Company's financial condition and results.
       - Any significant findings and recommendations made by the Company's independent public accountants, together with management's responses to them.
     > Shortly after the annual examination is completed, the Committee will review the following with management and the independent public accountants:
       - The Company's Annual Report on Form 10-K, including the Company's financial statements and related footnotes.
       - The independent public accountants' audit of and report on the financial statements.
       - Any matters the independent public accountants determine are required to be discussed with the Committee pursuant to Statement of Auditing Standards No. 61.
       - Any serious difficulties, disagreements or disputes with management encountered during the course of the audit.
       - The management recommendation letter on accounting procedures and controls prepared by the Company's independent public accountants and any other reports and management's responses concerning such reports.
       - Anything else about the audit procedures or findings that Generally Accepted Auditing Standards requires the independent public accountant to discuss with the Committee.
     > The Committee will recommend adoption by the Board of the Company's
       Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     > The Committee will consider and review with management:
       - Any significant findings related to financial reporting, internal controls or other corporate matters of importance to the Committee during the year and management's responses to them.
       - Any difficulties encountered by the independent public accountants while conducting audits, including any restrictions on the scope of their work or access to required information.
     > With respect to quarterly results, the Committee will meet quarterly with the independent public accountants and management to discuss if significant events, transactions and changes in accounting estimates were considered by the independent public accountants (after performing their required quarterly review) to have affected the quality of the Company's financial reporting. This meeting will take place prior to filing Form 10-Q with the Securities and Exchange Commission and preferably before the quarterly earnings release.

o    Certification and Disclosure Responsibilities

     > The Committee will insure that the Company has complied with requirements of any market on which its securities are traded with respect to certifications required of its Audit Committee.
     > The Committee will insure that the Company has complied with required
       Securities and Exchange Commission proxy disclosures regarding:
       - Committee member independence, an indication of whether the Committee is governed by a written charter, and if so, include a copy of the charter at least once every three years.
       - Annual inclusion in the proxy of a report of the Committee's findings that resulted from its financial reporting oversight responsibilities.

o    Periodic Responsibilities


     > Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
     > Review any significant reports to management prepared by or on behalf of an internal audit function and management's responses.
     > Discuss with management guidelines for the Company's hiring of employees of the independent public accountant who were engaged on the Company's account.
     > Review with appropriate management and outside resources, if necessary, legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

     > Meet with the independent public accountants and management in private separate sessions to discuss any matters the Committee or these groups believe should be discussed privately.
     > Review any other matters that may be appropriate such as corporate insurance coverage and other risk management programs.

o    Scope of Responsibilities

     While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Additionally, it is not the duty of the Committee to assure compliance with laws and regulations affecting the Company or to conduct investigations to resolve disagreements, if any, between management and the independent public accountants. The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

                                  APPENDIX "B"

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                      INCLUDING AMENDMENT TO BE VOTED UPON
                     AT 2002 ANNUAL MEETING OF SHAREHOLDERS

                 [Deleted text is presented in brackets "[ ]".
                    New text is presented in underline "__"]

1. Purpose.

         The InterDigital Communications Corporation Employee Stock Purchase Plan is designed to provide all eligible employees of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), and certain of its subsidiary corporations an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

         a. "Compensation" means wages within the meaning of Section 3401(a) of the Internal Revenue Code of 1986 that are required to be reported by the Employer on Internal Revenue Service Form W-2.

         b. "Board" means the Board of Directors of the Company, as constituted from time to time.

         c. "Committee" means the members of the Board's Stock Purchase Plan Committee. The Committee will have the number of members but not less than 2 that the Board determines from time to time, and shall be comprised of "disinterested persons" within the meaning of Rule 16(b)(3) promulgated under
Section 16 of the Securities and Exchange Act of 1934, as amended.

         d. "Company" means InterDigital Communications Corporation, a Pennsylvania corporation and any successor in interest to the business of the Company that agrees to adopt and maintain the Plan.

         e. "Employer" means the Company and any company so designated by the Board, 50% or more of the voting stock of which is owned directly or indirectly by Company.

         f. "Employee" means any person, including an officer, who is either (i) customarily employed for 20 hours or more per week by an Employer or (ii) who is a commission-paid salesperson, and, in either case, whose wages and other salary is required to be reported on Internal Revenue Service Form W-2 for federal income tax purposes.

         g. "Market Price" means, as of any date, the closing price of the Common Stock as reported on the American Stock Exchange (or if the Common Stock is not traded thereon, then on the principal stock exchange on which the Common Stock is then traded) on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there reported Common Stock prices; it being understood that, if the Common Stock is not traded on a nationally recognized stock exchange, then the "Market Price" shall be determined by the Board acting in its discretion.

         h. "Offering" means each separate 24-month offer of the Company's Common Stock pursuant to this Plan; provided, however, that with respect to the initial offer such term shall mean the 23-month period ending March 31, 1995.

         i. "Offering Commencement Date" means with respect to a Participant, the later of May 1, 1993 or the first date on which a Participant's election to participate becomes effective (as set forth in Section 4, hereto).

         j. "Offering Period" means, during the Offering, each six-month period ending on a March 31 or September 30, except that the initial Offering Period shall be the five-month period ending on September 30, 1996.

         k. "Offering Termination Date" means March 31, 1995 with respect to the initial offering, and the March 31 of each second successive year to the extent subsequent offerings are made under the Plan.

         l. "Option Price" means, with respect to a particular Offering Period, an amount equal to 85% of the Market Price determined on the following dates, whichever date yields the lower Market Price: (i) the date during the Offering Period on which the Participant's election first became effective or (ii) the Purchase Date falling within the Offering Period in which the Participant's election for such Offering Period first became effective.

         m. "Participant" means an Employee who has agreed to participate in the initial Offering or any subsequent Offering and who has met the requirements of paragraphs 3, 4, & 8.

         n. "Plan" means the Company's Employee Stock Purchase Plan, as in effect from time to time.

         o. "Plan Year" means either the eleven-month period ending March 31, 1994 or any twelve-month period ending on March 31 of each year commencing with the twelve-month period ending March 1995.

         p. "Purchase Dates" means the dates on which options under the Plan are exercised, being the September 30 and March 31 in each year in which an Offering is in effect.

         q. "Shares" means the shares of the Company's $0.01 par value Common Stock.

3. Eligibility.

         a. Each Employee who had such status as of April 30, 1993 will be eligible to participate in the Plan. Each other Employee will be eligible to participate in the Plan after having completed one hundred eighty (180) continuous days of employment with the Company.

         b. For purposes of participation in the Plan, a person on authorized leave of absence will be deemed to be an Employee for the first ninety (90) days of such authorized leave and such Employee's employment will be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee has returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's authorized leave of absence, other than termination of such authorized leave of absence on return to full-time or part-time employment, will terminate an Employee's employment for all purposes of the Plan and will terminate such Employee's participation in the Plan and right to exercise any option. The Company will pay to the Participant any balance in his account without interest within 30 days after the date of termination.

         c. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option:

            i. if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or

            ii. which permits such Employee's rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 in fair market value of the Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

4.       Commencement of Participation.

         An Employee shall become a Participant in the Plan by completing an authorization for a payroll deduction on a form provided by the Company (a copy of which is attached as Exhibit "A") and filing it with the Manager of Human Resources of the Company. Such Employee's participation will commence on April 1 (May 1, with respect to 1993) or the October 1 next following the date the form is received by the Manager of Human Resources, provided such form is received at least ten (10) business days prior to the date (or, in the case of the May 1, 1993 enrollment date, no later than 10:00 a.m. on May 8, 1993). Payroll deductions for a Participant will commence as of the first day of the first payroll period that includes the date on which participation commences and will end on the last day of the payroll period that includes an Offering Termination Date, unless sooner terminated by the Participant as provided in paragraph 9.

5. Offerings.

         The Company will make the Offerings to Employees to purchase Shares under this Plan, during which the amounts received as Compensation by an Employee will constitute the measure of such Employee's participation in the Offering.

6. Payroll Deductions.

         a. At the time an Employee files an authorization for payroll deduction, that Employee will elect to have deductions made from his pay on paydays during the Offering expressly either as a whole percentage of his Compensation or as a dollar amount that, in either case (1) does not exceed 10% of his Compensation at the beginning of such Offering period and (2) is at least $10.00 per pay period.

         b. All payroll deductions made for a Participant will be credited to such Participant's account under the Plan. A Participant may not make separate cash payments into such account.

         c. Participants may change the amount authorized to be deducted from their Compensation within the limits set forth above as follows: (i) by completing a new authorization for payroll deduction on the form provided by the Company and filing it with the Manager of Human Resources of the Company within 10 business days preceding the commencement of any Offering Period provided, however, Participants may make only one such election during any given Offering; or (ii) by withdrawal as provided in paragraph 9. If the election permitted by clause (i) is timely filed, the new payroll deduction will commence as of the next Offering Period. If the form is not timely filed, the intended change in payroll deduction will not be effective until the subsequent Offering Period begins.

7. Granting of Option.

         Each Participant participating in any Offering under this Plan will automatically be granted an option, on the effective date of such Offering, for as many full shares of the Company's Common Stock as the Participant may be entitled to purchase with the payroll deductions credited to the Participant's account during the Offering Period based on the Market Price of the stock on the Purchase Dates.

8. Exercise of Option.

         a. Subject to the limitations described in the remainder of this paragraph 8(a), a Participant will be deemed to have exercised on a Purchase Date such Participant's option to purchase a number of full shares of the Common Stock determined by dividing the amount in each Participant's account by the Option Price and rounding down to the nearest whole number. On such Purchase Date each Participant's account will be debited by the amount of the purchase. Notwithstanding any provision to the contrary contained herein, in no event will all Participants with respect to any Plan Year be permitted to exercise options exceeding an aggregate of 500,000 shares (as such number may be adjusted from time to time by the Board to give effect to the types of transactions described in paragraph 14) with respect to any such Plan Year. If the number of shares related to options to be exercised in any Plan Year exceeds 500,000 then the number of shares with respect to which each Participant will be deemed to have exercised will be reduced on a prorated basis so that the total number of shares for which all Participants will be deemed to have exercised options will approximate as closely as possible, but will not exceed, 500,000. No fractional shares will be issued under the Plan.

         b. Participation or failure to Participate in an Offering will not bar an Employee from participating in any subsequent Offering. Payroll deductions may be made under each Offering to the extent authorized by the Employee, subject to the maximum and minimum limitations imposed by this Plan. Any unused balance in a Participant's account at an Offering Termination Date after the exercise of options will be refunded as soon as is practicable, unless such Employee authorizes payroll deductions for the next Offering in which case the remaining balance will become the Employee's beginning balance.

9. Withdrawal.

         a. A Participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Manager of Human Resources of the Company not less than five (5) business days before the Offering Termination Date. The Company will pay to the Participant the balance in his account within two weeks after receipt of his notice of withdrawal, and no further payroll deductions will be made for that Participant in that Offering.

         b. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Offerings.

         c. If a Participant retires or his employment is terminated for any reason other than death during an Offering, no payroll deduction will be made from any Compensation owing to him at the time of his retirement and the balance in his account will be paid to him or, at his election, be used to purchase stock as provided in paragraph 8. If a Participant elects to receive cash in lieu of stock, the Company will pay to the Participant the balance, if any, in his account within 30 days after termination of employment.

         d. If a Participant dies, the Company will pay the balance in his account in the same manner as Participant's last paycheck.

10. Interest.

         Generally, no interest will be credited to any Participant's account regardless of whether the funds therein are used to exercise options or are withdrawn. If the Plan is not approved by the shareholders, the amount returned to a Participant will include an amount equal to the interest actually earned on the payroll deductions.

11. Shares.

         a. The Shares to be sold to Participants under this Plan are to be authorized and unissued shares of Common Stock of the Company. The maximum number of shares available for sale under this Plan during all Offerings will be [1,000,000] 2,000,000 shares, subject to adjustment upon changes in
            ---------
capitalization of the Company as provided in paragraph 14.

         b. None of the rights or privileges of a shareholder of the Company will exist with respect to shares purchased under this Plan unless and until certificates representing such shares have been issued and delivered.

         c. Shares to be delivered to a Participant under this Plan will be registered in the name of the Employee, or if so directed by written notice to the Company prior to the Offering Commencement Date of the pertinent Offering, in the names of the Employee and one other person as joint tenant, with right of survivorship as such Employee may designate, to the extent permitted by applicable law, or in the name of a registered Broker-Dealer.

12. Administration.

         The Board shall appoint a Committee of at least 2 individuals to administer the Plan. No member of the Committee will be eligible to purchase stock under the Plan. The Committee will be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. If no committee is so designated, the Board shall serve as the administrator.

13. Transferability.

         Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 9.

14. Changes in Capitalization.

         If any option under this Plan is exercised subsequent to any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like, occurring after such option has been granted, as a result of which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes, the number of shares to which such option will be applicable and the Option Price for such shares will be appropriately adjusted by the Company.

15. Use of Funds.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate any payroll deduction.

16. Amendment or Termination.

         The Board has complete power and authority to terminate or amend the Plan; except, however, that the Board cannot, without the approval of the stockholders of the Company (i) increase the maximum number of shares that may be issued under any Offering (except pursuant to paragraph 14); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan; or (iii) permit the member of the Committee if designated, to purchase stock under the Plan. No termination, modification, or amendment of the Plan may without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

17. Effective Date.

         The Plan will be become effective as of May 1, 1993, subject to (i) approval of the Plan (including with respect to the number of shares to be issued hereunder and the class of Employees eligible for options hereunder) and
(ii) approval of an increase in the authorized Shares from 50,000,000 to 75,000,000 in each case by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before June 30, 1993. If such approvals of the shareholders are not received on or before June 30, 1993, all monies held in the accounts of Participants will be refunded to the Participants, with interest.

18. No Employment Rights.

         The Plan does not, directly or indirectly, create any right for any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it will not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

19. Effect of Plan.

         The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participants' estates and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

20. Governing Law.

         The law of the Commonwealth of Pennsylvania will govern all matters relating to this Plan.



As amended for a fifth Offering commencing April 1, 2001.

                     INTERDIGITAL COMMUNICATIONS CORPORATION

               Proxy Solicited on Behalf of the Board of Directors

         The undersigned, revoking all previous proxies, hereby appoints Richard
J. Fagan, Howard E. Goldberg and Lawrence F. Shay, and each of them acting individually, as the proxies of the undersigned, with full power of substitution, to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital Communications Corporation to be held on June 4, 2002, at 2:00 p.m. (local time) at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, and at any adjournment or postponement thereof.

If you attend the Annual Meeting and decide to vote by ballot, such vote will supersede this proxy.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

1.       Election of Directors:

         ______ For the nominees       _____ Withhold Authority to vote for
                listed below                 the nominees listed below

         Nominees for a three-year term expiring at the year 2005 Annual
Meeting:
               o  Harry G. Campagna
               o  Steven T. Clontz

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:)

         -----------------------------

2. Approval of Amendment of the InterDigital Communications Corporation Employee Stock Purchase Plan to increase the amount of shares authorized for issuance.

         _____ For         _____ Against            _____ Abstain

3. Ratification of PricewaterhouseCooopers LLP as independent public accountants for the year ending December 31, 2002:

         _____ For         _____ Against            _____ Abstain

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, "FOR" THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN, AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT.

         --------------------------------------
         Signature of Shareholder

         --------------------------------------            Date: _________, 2002
         Signature of Shareholder

         NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER(S) AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                          Voting Instruction to Trustee

         The undersigned, as a participant in the InterDigital Communications Corporation Savings and Protection Plan, do hereby instruct the trustee of such plan to vote all the shares of Common Stock of InterDigital Communications Corporation which are credited to the undersigned's account in such plan, at the Annual Meeting of Shareholders of InterDigital Communications Corporation, to be held on June 4, 2002, at 2:00 p.m. (local time) at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, and at any adjournment or postponement thereof, in the manner directed herein, and in the trustee's discretion upon such other business as may come before the Annual Meeting, all as set forth in the enclosed notice of the Annual Meeting and Proxy Statement.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

1.       Election of Directors:

         ______ For the nominees       ______ Withhold Authority to vote for
                listed below                  the nominees listed below

         Nominees for a three-year term expiring at the year 2005 Annual
Meeting:
                o  Harry G. Campagna
                o  Steven T. Clontz

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:)

         -----------------------------

2. Approval of Amendment of the InterDigital Communications Corporation Employee Stock Purchase Plan to increase the amount of shares authorized for issuance.

         _____ For         _____ Against            _____ Abstain

3. Ratification of PricewaterhouseCooopers LLP as independent public accountants for the year ending December 31, 2002:

         _____ For         _____ Against            _____ Abstain

         ANY SHARES HELD BY THE TRUSTEE FOR WHICH THE TRUSTEE HAS BEEN INSTRUCTED TO SIGN THE BOARD OF DIRECTOR'S PROXY WITH NO ADDITIONAL INSTRUCTIONS TO THE CONTRARY INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, "FOR" THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN, AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT.

         --------------------------------------
         Signature of Shareholder

         --------------------------------------           Date: _________, 2002
         Signature of Shareholder

         NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER(S) AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.